UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 12, 2021

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On August 16, 2021, Porch Group, Inc. (the “Company”) issued an earnings release announcing financial results for the quarter ended June 30, 2021. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2021, the Company’s Board of Directors (the “Board”) approved the appointment of Rachel Lam and Maurice Tulloch, effective immediately, to fill vacancies on the Board. The Board has determined that each of Ms. Lam and Mr. Tulloch satisfies the independence criteria set forth in the Nasdaq rules, and is therefore “independent” for purposes of serving on the Board.

Ms. Lam has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2024, and Mr. Tulloch has been designated as a Class III director, whose term will expire at the Company’s annual meeting of stockholders in 2023.

On August 12, 2021, effective immediately prior to the aforementioned appointments, Margaret Whelan and Thomas D. Hennessy each notified the Company of their decision to resign from the Board and the respective committees of the Board on which they serve.

The Board is considering potential committee appointments of Ms. Lam and Mr. Tulloch in connection with their respective Board appointment, and the Company will file an amendment to this Current Report on Form 8-K to disclose such appointments, if applicable.

In connection with their appointments to the Board, Ms. Lam and Mr. Tulloch will be compensated in accordance with the Company’s non-employee director compensation policy (the “Policy”), including a grant of the annual restricted stock units (“RSUs”) specified in the Policy. The Company also will enter into its standard form of indemnification agreement which each of Ms. Lam and Mr. Tulloch, a copy of which was previously filed as Exhibit 10.3 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020) and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Lam or Mr. Tulloch and any other persons pursuant to which she or he, respectively, was elected as a director of the Company. In addition, there are no family relationships between Ms. Lam or Mr. Tulloch and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Further, there are no related person transactions (within the meaning of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Lam or Mr. Tulloch and the Company.

A copy of the Company’s press release dated August 16, 2021 announcing the appointment of Ms. Lam and Mr. Tulloch to, and the resignation of Ms. Whelan and Mr. Hennessy from, the Board is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 16, 2021, the Company will host an earnings call at 5:00 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2021. The investor presentation to be used for the call is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. Live and archived webcasts of the presentation will be available on the Company’s website at https://ir.porchgroup.com.

The information under Item 2.02 and 7.01 in this Current Report on Form 8-K and the related exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description
99.1	Press Release dated August 16, 2021.
99.2	Press Release dated August 16, 2021.
99.3	Investor Presentation, dated August 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Martin L. Heimbigner
	Name:	Martin L. Heimbigner
	Title:	Chief Financial Officer

Date: August 16, 2021